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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant [_]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-12

                    COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                            RANGER GOVERNANCE, LTD.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                               EXPLANATORY NOTE

     Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.



Table of Contents
-----------------
Ranger press release, dated as of August 6, 2001................   Item 1


Content of Item 1
-----------------

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For Immediate Release
---------------------

              RANGER GOVERNANCE, LTD. CORRECTS TYPOGRAPHICAL ERROR

Dallas, Texas, August 6, 2001 - Ranger Governance, Ltd. is correcting a typographical error in the definitive proxy statement that it filed with the Securities and Exchange Commission on July 27, 2001. The table beginning on page A-2 of Ranger's proxy statement should have read as follows:

                       Transactions in Computer Associates
                            Common Stock by Sam Wyly
                            ------------------------


                                                    Number of Shares of Computer
Date of Transaction      Nature of Transaction       Associates Common Stock(5)
--------------------     ----------------------      ---------------------------
January 30, 2001                  sale                         156,000(1)
January 31, 2001                  sale                             188(1)
February 2, 2001                  sale                          39,314(2)
February 2, 2001                  sale                          39,314(3)
June 20, 2001             capital contribution                 971,865(4)

(1) Represents sales of common stock by Tallulah, Ltd. Sam Wyly is the general partner of Tallulah, Ltd. and, as such, is deemed to have beneficial ownership of the shares held by it.
(2) Represents the sale of common stock by the Andrew David Wyly Trust. Sam Wyly is the trustee of the trust and, as such, is deemed to have beneficial ownership of the shares held by it.
(3) Represents the sale of common stock by the Christiana Parker Wyly Trust. Sam Wyly is the trustee of the trust and, as such, is deemed to have beneficial ownership of the shares held by it.
(4) Represents the contribution to Ranger by Mr. Wyly of vested options to purchase common stock of Computer Associates.
(5) Mr. Wyly filed a Form 4 with respect to Sterling Software, Inc. on April 10, 2000, which erroneously overstated his acquisition of beneficial ownership of Computer Associates common stock, indicating that he had acquired beneficial ownership of 452,681 shares of stock (in addition to options, which were reported correctly). The overstatement occurred because such form failed to take into account Mr. Wyly's resignation as trustee under certain trusts which actually owned such stock.

About Ranger Governance, Ltd.

Ranger Governance is a Dallas-based investment company created by entrepreneurs Sam Wyly and Charles Wyly, and an affiliate of Ranger Capital Group, a multi-manager investment fund also based in Dallas. On July 27, 2001, Ranger Governance filed a definitive proxy statement with the Securities and Exchange Commission in connection with Ranger's solicitation of proxies to elect its director nominees at the 2001 annual stockholders meeting of Computer Associates and has mailed copies to stockholders. Ranger is proposing a comprehensive restructuring plan which it believes will maximize shareholder value, position Computer Associates for future growth, and dramatically improve its relations with customers, employees and investors. Ranger urges stockholders to read its proxy statement because it contains important information. More information about Ranger Governance and copies of its definitive proxy statement are available at www.rangergov.com. Copies of Ranger's definitive proxy statement and other Ranger soliciting materials are also available at the Securities and Exchange Commission's website at www.sec.gov.

Contact:

     Media:                                               Investors:
     Dan Katcher/Joele Frank
     Joele Frank, Wilkinson Brimmer Katcher               Morrow & Co., Inc.
     (212) 355-4449                                       (212) 754-8000